UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)		75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.
     On June 30, 2008, our wholly owned subsidiaries Digital Recorders, Inc. (“Digital Recorders”) and TwinVision of North America, Inc. (“TwinVision,” and together with Digital Recorders, the “Borrowers”), entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association (“Agent”), as Agent for certain financial institutions serving as lenders under the Credit Agreement (the “Lenders”). The Credit Agreement, among other things, establishes a revolving credit facility up to $8.0 million (the “Credit Facility”) for the Borrowers. We agreed to guarantee the obligations of the Borrowers under the Credit Agreement.
     Also on June 30, 2008, the Borrowers entered into a Loan and Security Agreement (the “Loan Agreement”) with BHC Interim Funding III, L.P. (“BHC”) to obtain a $5.0 million term loan (the “Term Loan”). We agreed to guarantee the Borrowers’ obligations under the Loan Agreement.
     Effective on June 30, 2008, our wholly owned subsidiaries Mobitec AB and Mobitec GmbH (collectively, “Mobitec”) modified their existing loan and credit arrangements (the “Mobitec Credit Arrangement”) with Svenska Handelsbanken AB, a Swedish bank and its affiliates (collectively, “Handelsbanken”), to amend their existing credit facility with Handelsbanken (the “Mobitec Credit Facility”) to, among other things, increase the size of the Mobitec Credit Facility to approximately, based on exchange rates as of the date of closing, US $6.4 million.
     At this time, we do not expect the new credit facilities to cause there to be a material change in our cost of capital or have a material effect on earnings guidance previously issued.
     The material terms of the Credit Agreement, the Loan Agreement and the Mobitec Credit Agreement are described in Item 2.03 — Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant below.
     In connection with the execution of the Credit Agreement and the Loan Agreement, we entered into an Agreement on June 30, 2008 with John D. Higgins (the “Conversion Agreement”) with respect to that certain 8% Convertible Debenture in the original principal amount of $250,000 issued to Mr. Higgins on August 26, 2002 (the “Debenture”). Under the terms of the Conversion Agreement, we agreed to adjust the conversion price of the Debenture from $1.21 to $1.10 and Mr. Higgins agreed to convert the Debenture into an aggregate of 227,273 shares of our common stock (the “Conversion Shares”) at the adjusted conversion price.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
Credit Agreement
     The Borrowers entered into the Credit Agreement with the Lenders and Agent to establish the Credit Facility. We are also a party to the Credit Agreement and agreed to guarantee the obligations of the Borrowers under the Credit Agreement. The following is a summary of the material terms of the Credit Agreement:
     Term. The Credit Agreement terminates on the earlier of (a) June 30, 2011, or (b) ninety-one days prior to final stated maturity of the Senior Secured Term Note issued by the Borrowers to BHC pursuant to the Loan Agreement.
     Advances. Advances under the Credit Agreement (each, an “Advance”) may be obtained as either an advance of funds (each, a “Revolving Advance”) or an issuance of standby and/or trade letters of credit (each, a “Letter of Credit”). The Borrower may obtain Advances under the Credit Facility up to an aggregate amount of the lesser of (a) $8.0 million, less the amount of any outstanding Letters of Credit issued under the Credit Facility, or (b) 85% of the value of certain receivables of the Borrowers plus 85% of the appraised net orderly liquidation value of inventory of the Borrowers, limited to $750,000, minus the amount of any outstanding Letters of Credit minus such reserves as Agent may reasonably deem proper and necessary from time to time. The advance rates on receivables and inventory of the Borrowers may be increased or decreased by Agent at any time and from time to time in the exercise of Agent’s reasonable discretion.

     Interest. The Credit Agreement provides that the Borrowers may obtain Revolving Advances with one of two possible interest rates. The Borrowers may elect to obtain a Revolving Advance with an interest rate based on the rate (the “Eurodollar Rate”) at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (a “Eurodollar Rate Loan”). Alternatively, if the Borrowers do not elect or qualify for a Eurodollar Rate Loan, the Revolving Advances will bear interest at a rate (the “Domestic Rate”) based on either (a) the base commercial lending rate of Agent, or (b) the open rate for federal funds transactions among members of the Federal Reserve System, as determined by Agent (a “Domestic Rate Loan”). The actual annual interest rate (based on a 360-day year) for Revolving Advances is (x) the Eurodollar Rate plus 3.25% for a Eurodollar Rate Loan and (b) the Domestic Rate plus 1.75% for Domestic Rate Loans. Interest is payable monthly in arrears and calculated on the principal amount of Revolving Advances outstanding during a particular month, subject to a minimum principal amount of $3.5 million. Disbursements or payments related to Letters of Credit bear interest at the same rate as Domestic Rate Loans.
     Letter of Credit Fees. The Borrowers must pay fees to the Lenders for each issued Letter of Credit equal to the average daily face amount of each outstanding Letter of Credit multiplied by 3.25% per year, based on a 360-day year. The Borrowers must also pay a fee equal to 0.25% per year to the issuer of the Letter of Credit.
     Collateral. The Borrowers’ obligations under the Credit Agreement are secured by a grant of a security interest in all of our and the Borrowers’ current and future receivables, equipment, general intangibles, inventory, investment property and leasehold interests.
     Covenants. The Credit Agreement contains certain covenants and provisions that affect us and the Borrowers, including, without limitation, covenants and provisions that:
•	require that we and the Borrowers maintain a fixed charge coverage ratio of not less than 1.25 to 1.0, as of the end of each fiscal quarter, for the twelve-month period then ending;
•	require that we and the Borrowers maintain certain leverage ratios stated in the Credit Agreement, as of the end of each fiscal quarter, for the twelve-month period then ending;
•	require that we maintain a minimum EBITDA of at least $5.0 million, as of the end of each fiscal quarter for the twelve-month period then ending; and
•	require that we and the Borrowers maintain a borrowing availability of at least $500,000 at all times.
     Events of Default. An “Event of Default” under the Credit Agreement will entitle Agent and the Lenders to certain rights. Events of Default under the Credit Agreement include, without limitation:
•	payment defaults;
•	inaccuracies or breaches of representations and warranties under the Credit Agreement;
•	failure to provide financial information when due;
•	any material impairment of our or the Borrowers’ inventory or receivables or other property;
•	defaults in the performance of affirmative and negative covenants;
•	judgment defaults;
•	bankruptcy and insolvency-related defaults;
•	any material adverse change in our business, operations or condition (financial or otherwise);
•	any default under an agreement with a subordinated creditor or any other debt agreement;
•	guarantor defaults;
•	a change of control;
•	a material provision of the Credit Agreement ceases to be valid and binding on us or the Borrowers;

•	defaults related to revocation of governmental licenses;
•	seizure of any collateral by a governmental body;
•	prolonged disruption or suspension of our or the Borrowers’ operations; and
•	defaults related to our pension plans.
     Remedies Upon an Event of Default. Upon an Event of Default, Agent and the Lenders have the right under the Credit Agreement to, among other things, do the following:
•	accelerate repayment of all outstanding obligations under the Credit Agreement and terminate the obligation of the Lenders to make advances;
•	foreclose the security interests and realize on any collateral;
•	sell any collateral; and/or
•	exercise any other remedy available under the Uniform Commercial Code.
     Prepayment Fees. If the Borrowers pay all outstanding obligations under the Credit Agreement before the end of the term, the Borrowers will be obligated to pay an early termination fee up to $160,000, depending on the time the Borrowers terminate the Credit Agreement.
     On June 30, 2008, we issued a Revolving Credit Note to evidence our Revolving Advance from Agent and the Lenders. In addition, Agent and BHC entered into an Intercreditor Agreement on June 30, 2008 to provide for each party’s respective rights in connection with their respective agreements. Although not a party to the Intercreditor Agreement, we and the Borrowers agreed to be bound by its terms.
Loan Agreement
     The Borrowers entered into the Loan Agreement with BHC, pursuant to which the Borrowers obtained the Term Loan from BHC. We are also a party to the Loan Agreement and agreed to guarantee the obligations of the Borrowers under the Loan Agreement. The following is a summary of the material terms of the Loan Agreement.
     Maturity. The principal amount of the Term Loan, any accrued but unpaid interest thereon, and any other fees or amounts due under the Loan Agreement, are due and payable on June 30, 2011 (the “Maturity Date”).
     Interest. The outstanding principal amount of the Term Loan bears interest at an annual rate of 12.75%, calculated on a 360-day year.
     Termination Fee. If the Borrowers repay the outstanding principal amount of the Term Loan prior to the Maturity Date, they will be subject to a termination fee up to $735,000, depending on the date of repayment.
     Collateral. To secure the Borrowers’ obligations under the Loan Agreement, we and the Borrowers have granted BHC a security interest in substantially all of our current and future assets.
     Covenants. The Loan Agreement contains certain covenants and provisions that affect us and the Borrowers, including, without limitation, covenants and provisions that:
•	prohibit us and our subsidiaries from incurring or maintaining indebtedness in excess of $19.0 million, which includes a prohibition on the subsidiaries of our foreign subsidiaries from incurring or maintaining indebtedness in excess of $6.0 million, subject to certain exceptions;
•	require that we and the Borrowers maintain a fixed charge coverage ratio of not less than 1.10 to 1.0, as of the end of each fiscal quarter, for the twelve-month period then ending;
•	require that we and the Borrowers maintain a net worth of at least $14.0 million;
•	require that we and the Borrowers maintain certain leverage ratios stated in the Loan Agreement, as of the end of each fiscal quarter, for the twelve-month period then ending;

•	prohibit us or any subsidiary from making capital expenditures, as defined in the Loan Agreement, that exceed an aggregate of $250,000 per fiscal year; and
•	require that we maintain a minimum EDITDA of at least $5.0 million, as of the end of each fiscal quarter for the twelve-month period then ending.
     Events of Default. An “Event of Default” under the Loan Agreement will entitle BHC to certain rights. Events of Default under the Loan Agreement include:
•	payment defaults;
•	any default under an agreement with a subordinated creditor or any other debt agreement;
•	defaults in the performance of any obligation under the Loan Agreement or related document, including our affirmative and negative covenants;
•	inaccuracies or breaches of representations and warranties under the Loan Agreement;
•	bankruptcy and insolvency-related defaults;
•	judgment defaults;
•	guarantor defaults;
•	defaults related to revocation of governmental licenses;
•	seizure of any collateral by a governmental body;
•	a change of control;
•	failure to provide financial information when due;
•	any material impairment of our or the Borrowers’ inventory or receivables or other property;
•	prolonged disruption or suspension of our or the Borrowers’ operations;
•	defaults related to our pension plans; and
•	any material adverse change in our business, operations or condition (financial or otherwise).
     Remedies upon an Event of Default. Upon an Event of Default, BHC has the right under the Loan Agreement to, among other things, do the following:
•	accelerate repayment of all outstanding obligations under the Loan Agreement;
•	notify our or the Borrowers’ account debtors to make payments directly to BHC;
•	take possession of and sell any of the collateral; and/or
•	exercise any other remedy available under the Uniform Commercial Code.
     The foregoing description of the Loan Agreement does not purport to be a complete statement of the parties’ rights under the Loan Agreement and is qualified in its entirety by reference to the full text of the Loan Agreement.
     The Term Loan is evidenced by a Senior Secured Term Note, which was issued by the Borrowers simultaneously with the execution of the Loan Agreement. In connection with the Loan Agreement, we and the Borrowers entered into several related agreements to secure our and the Borrowers’ obligations under the Loan Agreement. These agreements are described below:
     Continuing Unconditional Guaranty. We entered into a Continuing Unconditional Guaranty (the “Guaranty”) with BHC to guarantee the Borrowers’ obligations under the Loan Agreement. Under the Guaranty, among other things, we granted BHC a security interest in substantially all of our current and future assets to secure the Borrowers’ payment and performance of their obligations under the Loan Agreement. The Guaranty will continue until all obligations under the Loan Agreement have been satisfied and the Loan Agreement has been terminated.

     Stock Pledge Agreement. We entered into a Stock Pledge Agreement (the “Pledge Agreement”) with BHC, pursuant to which we pledged in favor of BHC all rights held by us in (a) all of the outstanding common stock of each Borrower and Robinson Turney International, Inc. and (b) 65% of the outstanding common stock of DRI Europa AB. We also pledged all rights held by us in all current and future options and warrants for the purchase of common stock of any of those subsidiaries.
     Intellectual Property Security Agreements. We and the Borrowers entered into several security agreements (collectively, the “Intellectual Property Security Agreements”) with BHC in order to grant BHC a security interest in substantially all of our trademarks, copyrights, patents and any other intellectual property we own. Specifically, we, Digital Recorders and TwinVision each entered into a Trademark Security Agreement with BHC. Digital Recorders and TwinVision each entered into a Copyright Security Agreement with BHC. Digital Recorders entered into a Patent Security Agreement with BHC.
Mobitec Credit Agreement
     Mobitec entered into amendments to the Mobitec Credit Arrangement to, among other things, increase the size of the Mobitec Credit Facility to approximately, based on exchange rates as of the date of closing, US$6.4 million. The following are material terms of the Mobitec Credit Agreement:
•	borrowing on the Mobitec Credit Facility was increased to be based on a maximum of 90% of total invoiced sales of Mobitec;
•	repayment of US$250,000 of the current outstanding balance under Mobitec’s existing credit facility with Handelsbanken was extended to June 30, 2009;
•	Handelsbanken will provide an additional term loan of US$750,000 at the current interest rate for the Mobitec Credit Facility; and
•	Mobitec’s obligations under the Mobitec Credit Agreement are secured by a lien of Mobitec’s accounts receivable and inventory.

ITEM 3.02	Unregistered Sales of Equity Securities.
     In connection with the Loan Agreement, we issued BHC a warrant to purchase up to 350,000 shares of our common stock (the “Warrant”) at an exercise price of $2.99 per share. The Warrant has a term of exercise expiring on June 30, 2013. The number of shares issuable and the exercise price of the Warrant are subject to adjustment in the case of a reorganization, reclassification, liquidation and/or dilutive issuance of our common stock (or common stock equivalents). In the event of a dilutive issuance of common stock or common stock equivalents, the exercise price of the Warrant will be adjusted by a weighted-average amount based on the sales price of the dilutive issuance. The Warrant also provides BHC with the right to demand that the shares of common stock issuable upon exercise of the Warrant (the “Warrant Shares”) be registered under the Securities Act of 1933, as amended (the “Securities Act”). BHC’s registration rights also include registration of the Warrant Shares on any other registration statement we intend to file, with certain exceptions. The Warrant includes a “cashless exercise” provision.
     The Warrant and the Conversion Shares were issued in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving any public offering, and the rules and regulations thereunder.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits
     We plan to promptly file each of the aforementioned agreements and documents, including English translations of certain of the agreements and documents written in a foreign language, as exhibits to this Current Report on Form 8-K by amendment.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008
DRI CORPORATION
	By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary

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